Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

212-373-3000

212-757-3990

June 16, 2010

Spectrum Brands Holdings, Inc.

610 Rayovac Drive

Madison, Wisconsin 53719

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 3,333,333 shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), to be issued pursuant to the Spectrum Brands, Inc. 2009 Incentive Plan (as amended to date, the “2009 Plan”).

The 2009 Plan is being assumed by the Company pursuant to the terms of the Agreement and Plan of Merger, dated February 9, 2010 (as amended, the “Merger Agreement”), by and among the Company, Spectrum Brands, Inc., Russell Hobbs, Inc., Battery Merger Corp. and Grill Merger Corp.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the 2009 Plan and the forms of award agreements therein; and

3. the Merger Agreement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the restated certificate of incorporation of the Company and the amended and restated by-laws of the Company, certified by the Company as in effect on the date of this letter, and a copy of the resolutions of the board of directors of the Company relating to the issuance of the Shares and approval of the assumption of the 2009 Plan by the Company, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when issued in accordance with the terms of the 2009 Plan and any applicable award agreement under the 2009 Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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